As filed with the Securities and Exchange Commission on May 9, 2008
Registration No. 333-
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRIVATEBANCORP, INC.	PRIVATEBANCORP CAPITAL TRUST IV
(Exact name of co-registrant as specified in its charter)	(Exact name of co-registrant as specified in its certificate of trust)

Delaware (State or other jurisdiction of incorporation or organization)	36-3681151 (I.R.S. Employer Identification Number)	Delaware (State or other jurisdiction of incorporation or organization)	26-6370337 (I.R.S. Employer Identification Number)

70 West Madison, Suite 900
Chicago, Illinois 60602
(312) 683-7100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher J. Zinski, Esq.
General Counsel
70 West Madison, Suite 900
Chicago, Illinois 60602
(312) 683-7100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas P. Desmond, Esq.
Jennifer Durham King, Esq.
Vedder Price P.C.
222 North LaSalle Street, Suite 2600
Chicago, Illinois 60601
(312) 609-7500

Approximate date of commencement of proposed sale to the public:  From time-to-time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Unit or Share	Price	Registration Fee
Debt Securities(2)	(1)	—	—	—
Junior Subordinated Debt Securities(3)(4)	(1)	—	—	—
Trust Preferred Securities of PrivateBancorp Capital Trust IV	(1)	—	—	—
Preferred Stock(5)(6)	(1)	—	—	—
Common Stock(7)	(1)	—	—	—
Warrants(8)	(1)	—	—	—
Depositary Shares(5)	(1)	—	—	—
Purchase Contracts(9)	(1)	—	—	—
Units(10)	(1)	—	—	—
Guarantee of Trust Preferred Securities(11)	(1)	—	—	—
Total				(1)

(1)	An unspecified aggregate initial offering price and number or amount of the securities of each identified class are being registered as may from time to time be issued at unspecified prices. The securities registered also include such unspecified number of securities as may be issued upon conversion of or exchange for other securities that provide for conversion or exchange, or pursuant to any anti-dilution provisions of any such other securities. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), PrivateBancorp, Inc. (the “Company”), hereby defers payment of the registration fee required in connection with this Registration Statement.

(2)	The debt securities that may be offered hereunder may consist of one or more series of senior debt securities or subordinated debt securities as described in the applicable prospectus supplement.

(3)	This registration statement is deemed to cover the junior subordinated debt securities of the Company, the rights of holders thereof under the applicable indenture, and the rights of holders of the trust preferred securities under the applicable trust agreement and the guarantee entered into by the Company.

(4)	The junior subordinated debt securities will be purchased by PrivateBancorp Capital Trust IV with the proceeds of the sale of the trust preferred securities. These securities may later be distributed for no additional consideration to the holders of the trust preferred securities upon dissolution of the trust and the distribution of its assets.

(5)	In the event that the Company elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under any such agreement.

(6)	Shares of common stock may be issuable upon conversion of shares of preferred stock (or depositary shares representing shares of preferred stock) registered hereunder. No separate consideration will be received for such shares of common stock.

(7)	Pursuant to Rule 416 under the Securities Act, the number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued as a result of stock splits, stock dividends, recapitalizations, or similar events or adjustments in the number of shares issuable.

(8)	Warrants may be sold separately or together with debt securities, preferred stock, common stock, depositary shares or trust preferred securities. Includes an indeterminate number of debt securities, shares of preferred stock, shares of common stock or depositary shares that may be issuable upon the exercise of warrants for such securities.

(9)	The purchase contracts may require the holder thereof to purchase or sell debt securities, preferred stock, depositary shares or common stock.

(10)	The Units to be offered hereunder will consist of one or more securities described in the applicable prospectus supplement.

(11)	No separate consideration will be received for the guarantee.

PROSPECTUS

Debt Securities
Junior Subordinated Debt Securities
Preferred Stock
Common Stock
Purchase Contracts
Units
Warrants
Depositary Shares
Guarantees

PrivateBancorp Capital Trust IV

Trust Preferred Securities

We may offer and sell from time to time in one or more offerings the securities listed above, and PrivateBancorp Capital Trust IV may offer and sell from time to time in one or more offerings trust preferred securities. In addition, certain selling securityholders may offer and sell from time to time our securities that they own. We will provide the specific terms of the securities to be offered in supplements to this prospectus and will identify, if applicable, any selling securityholders. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “PVTB.”

Investing in our securities involves risks. See the section entitled “Risk Factors” contained in the applicable prospectus supplement.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2008.

Page

About this Prospectus	i
Cautionary Statement Regarding Forward-Looking Statements	1
PrivateBancorp, Inc.	1
Use of Proceeds	2
Ratio of Earnings to Fixed Charges	2
Selling Securityholders	2
Description of Capital Stock	2
Description of Other Securities	5
Legal Matters	5
Experts	5
Incorporation of Documents by Reference	5
Where You Can Find More Information	6
Certificate of Trust
Form of Amended and Restated Declaration of Trust
Form of Indenture
Form of Indenture
Form of Guarantee Agreement
Opinion of Vedder Price P.C.
Opinion of Richards Layton & Finger, P.A.
Computation of Ratio of Earnings to Fixed Charges
Acknowledgement of Ernst & Young LLP
Consent of Ernst & Young LLP
Statement of Eligibility of Trustee
Statement of Eligibility of Trustee
Statement of Eligibility of Trustee

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and PrivateBancorp Capital Trust IV filed with the Securities and Exchange Commission (the “SEC”) under which we or any selling securityholder identified in the future may sell securities in one or more offerings, and PrivateBancorp Capital Trust IV may sell trust preferred securities (which may be guaranteed by us) in one or more offerings to the public. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about PrivateBancorp, Inc., PrivateBancorp Capital Trust IV and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission’s Internet site at www.sec.gov, or at its offices mentioned under the heading “Where You Can Find More Information.”

As used in this prospectus, the terms “PrivateBancorp,” “PrivateBank,” “we,” “our,” and “us” refer to PrivateBancorp, Inc. and our consolidated subsidiaries, unless the context indicates otherwise, and the term “the trust” refers to PrivateBancorp Capital Trust IV, a Delaware statutory trust and issuer of trust preferred securities.

This prospectus includes our trademarks and other tradenames identified herein. All other trademarks and tradenames appearing in this prospectus are the property of their respective holders.

You should rely only on the information contained in this prospectus and the applicable prospectus supplement or incorporated by reference in this prospectus and in any applicable prospectus supplement. We have not authorized anyone to provide you with information that is different. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell these securities. The information in this prospectus and in any applicable prospectus supplement may only be accurate on the date of this document.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any related prospectus supplement and in information incorporated by reference into this prospectus and any related prospectus supplement that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements include statements relating to our projected growth, anticipated future financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events and our business and growth strategies, including anticipated internal growth and plans to open new offices, and to pursue additional potential development or acquisition of banks, wealth management entities, or fee-related businesses.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors including, among other things, changes in general economic and business conditions and the risks and other factors set forth in the “Risk Factors” section of the related prospectus supplement, and in the documents that are incorporated by reference into this prospectus and the related prospectus supplement. Because of these and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made. We are not undertaking an obligation to update these forward-looking statements, even though our situation may change in the future, except as required under federal securities law. We qualify all of our forward-looking statements by these cautionary statements.

PRIVATEBANCORP, INC.

PrivateBancorp, Inc., through our PrivateBank subsidiaries, provides distinctive, highly personalized financial services to a growing array of successful middle market privately held and public businesses, affluent individuals, wealthy families, professionals, entrepreneurs and real estate investors. The PrivateBank uses a banking model to develop lifetime relationship with its clients. Through a growing team of highly qualified managing directors, The PrivateBank delivers a sophisticated suite of tailored credit and non-credit solutions, including lending, treasury management, investment products, capital markets products and wealth management and trust services, to meet its clients’ commercial and personal needs. Since its inception in 1989, The PrivateBank has expanded into multiple geographic markets in the Midwest and Southeastern United States through the creation of new banks and banking offices and the acquisition of existing banks. In the fourth quarter of 2007, we announced the implementation of our new Strategic Growth Plan (the “Plan”), designed to take advantage of the disruption in the Chicago middle market commercial banking market caused by the announcement of the sale of LaSalle Bank, N.A. to Bank of America, N.A., and, as a result, seize an opportunity to expand our lines of business, product offerings and reach within our current markets as well as in select new markets. As a part of implementing the Plan, we recruited our new CEO and President, Larry D. Richman, and hired a significant number of talented, experienced middle market commercial bankers and other personnel, thereby substantially increasing the size and scope of our organization. As of March 31, 2008, we had 22 offices located in the Atlanta, Chicago, Cleveland, Denver, Des Moines, Detroit, Kansas City, Milwaukee, Minneapolis, and St. Louis metropolitan areas. As of March 31, 2008, we had consolidated total assets of $6.0 billion, deposits of $5.0 billion and stockholders’ equity of $493.2 million.

Our principal executive offices are located at 70 West Madison, Suite 900, Chicago, Illinois 60602, and our telephone number is (312) 683-7100. We maintain a website located at www.pvtb.com.

Information contained or referenced on our website is not incorporated by reference into and does not form a part of this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS

Except as specified in any prospectus supplement that accompanies this prospectus, the net proceeds from the sale of securities to which this prospectus relates will be used for working capital and other general corporate purposes. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of earnings to fixed charges for PrivateBancorp, which includes our subsidiaries, on a consolidated basis. The ratio of earnings to fixed charges has been computed by dividing:

•	net income plus all applicable income taxes plus fixed charges, by

•	fixed charges.

Fixed charges represent interest expense, either including or excluding interest on deposits as set forth below, and the portion of net rental expense deemed to be equivalent to interest on long-term debt. Interest expense, other than on deposits, includes interest on long-term debt, FHLB advances, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed.

	Three Months Ended	Year Ended December 31,
	March 31, 2008	2007		2006		2005		2004		2003

Ratio of earnings to fixed charges
Including interest on deposits	*	1.08	x	1.39	x	1.57	x	1.88	x	1.80x
Excluding interest on deposits	*	1.57	x	4.12	x	3.62	x	5.07	x	4.78x

*	The earnings for the three months ended March 31, 2008 were inadequate to cover total fixed charges. The coverage deficiency for the period was $15.3 million.

SELLING SECURITYHOLDERS

If securities covered by this prospectus are to be offered and sold by selling securityholders, the applicable prospectus supplement will name the selling securityholders, the amount and type of securities being offered, and any other material terms we are required to disclose regarding the offering and the securities being sold by each selling securityholder.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock does not purport to be complete and is qualified, in all respects, to applicable Delaware law and provisions of our amended and restated certificate of incorporation, as amended, our amended and restated by-laws and the certificate of designations of our Series A Junior Nonvoting Preferred Stock. These documents are incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Common Stock

We are authorized to issue 39,000,000 shares of common stock, without par value, of which 28,310,760 shares were outstanding on March 31, 2008. As of March 31, 2008, 3,921,688 shares of our common stock were reserved for issuance upon the exercise or settlement of outstanding equity-based awards and 1,428,074 shares were reserved for issuance upon conversion of our outstanding Series A Junior Nonvoting Preferred Stock. In addition, to the extent our stock price exceeds $45.05 per share, we may be required to issue additional shares of our common stock in the event any of our 3 5/8% Contingent Convertible Senior Notes due 2027 are converted into shares of our common stock. Each share of our common stock has the same relative rights as, and is identical in all respects with, each other share of common stock.

Dividends.  The holders of our common stock are entitled to receive and share equally in such dividends, if any, declared by our board of directors out of funds legally available therefor. We may pay dividends if, as and when declared by our board of directors. The payment of dividends is subject to limitations imposed by the Delaware General Corporation Law, or DGCL, and applicable banking laws and regulations. If we issue additional series of preferred stock in the future, the holders thereof may have a priority over the holders of the common stock with respect to dividends. No dividends shall be paid or declared on any particular series of preferred stock unless dividends shall be paid or declared pro rata on all outstanding shares of preferred stock in each other series which ranks equally as to dividends with such particular series.

Voting Rights.  The holders of our common stock possess voting rights in us. Stockholders elect our board of directors and act on such other matters as are required to be presented to them under the DGCL, requirements of the Nasdaq Stock Market or our amended and restated certificate of incorporation, or as are otherwise presented to them by the board of directors. Each holder of common stock is entitled to one vote per share on all matters to be voted upon by our stockholders and does not have any right to cumulate votes in the election of directors or otherwise. Accordingly, holders of more than 50% of the outstanding shares of our common stock are able to elect all of the directors to be elected each year. Certain matters require a two-thirds stockholder vote under our amended and restated certificate of incorporation.

Liquidation.  In the event of our liquidation or dissolution, the holders of shares of common stock are entitled to share ratably in any of our assets retained after payment in full to creditors and, if any preferred stock is then issued and outstanding, after payment to holders of such preferred stock but only to the extent of any liquidation preference. Holders of our outstanding Series A Junior Nonvoting Preferred Stock currently have, and if additional series of preferred stock are issued, the holders thereof may have, a priority over the holders of our common stock in the event of any liquidation or dissolution.

Preemptive Rights and Redemption.  Under our amended and restated certificate of incorporation, the terms of our common stock do not entitle holders to preemptive rights with respect to any shares that we may issue in the future, and our common stock is not subject to mandatory redemption by us. However, certain affiliates of GTCR Golder Rauner II, L.L.C., or GTCR, that hold shares of our common stock are contractually entitled to preemptive rights in certain circumstances. See “Series A Junior Nonvoting Preferred Stock — Preemptive Rights.”

Undesignated Preferred Stock

Our board of directors is authorized, pursuant to our amended and restated certificate of incorporation, to issue up to 1,000,000 shares of preferred stock, without par value, in one or more series with respect to which our board of directors, without stockholder approval, may determine voting, conversion and other rights, which could adversely affect the rights of the holders of our common stock. Except for 1,428.074 shares of preferred stock designated Series A Junior Nonvoting Preferred Stock outstanding as of March 31, 2008, no shares of our authorized preferred stock are issued or outstanding. Other than the holders of our Series A Junior Nonvoting Preferred Stock with respect to such shares of Series A Junior Nonvoting Preferred Stock, stockholders do not have preemptive rights to subscribe for shares of preferred stock. See “Series A Junior Nonvoting Preferred Stock” for a description of these securities.

The rights of the holders of our common stock would generally be subject to the prior rights of the preferred stock that may be issued in the future with respect to dividends, liquidation preferences and other matters. The dividend rights, dividend rates, conversion rights, conversion prices, voting rights, redemption rights and terms (including sinking fund provisions, if any), the redemption price or prices and the liquidation preferences of any future series of the authorized preferred stock and the numbers of such shares of preferred stock in each series will be established by our board of directors as such shares are to be issued. It is not possible to state the actual effect of currently undesignated preferred stock on the rights of holders of common stock until the board of directors determines the rights of the holders of a series of the preferred stock. However, such effects might include (i) restrictions on our ability to pay dividends on our common stock; (ii) dilution of the voting power of our common stock to the extent that the preferred stock were given voting rights; (iii) dilution of the equity interest and voting power of our common stock if the preferred stock were convertible into common stock; and (iv) restrictions upon any distribution of assets to the holders of common stock upon liquidation or dissolution until the satisfaction of any liquidation preference granted to holders of the preferred stock.

Furthermore, our board of directors could direct us to issue, in one or more transactions, shares of preferred stock or additional shares of common stock or rights to purchase such shares (subject to the limits imposed by applicable laws and the rules of any stock exchange to the extent that such rules are or may become applicable to, or may be observed by, us) in amounts which could make more difficult and, therefore, less likely, a takeover, proxy contest, change in our management or any other extraordinary corporate transaction which might be opposed by the incumbent board of directors. Any issuance of preferred stock or of common stock could have the effect of diluting the earnings per share, book value per share and voting power of common stock held by our stockholders.

Should we undertake a public offering of one or more new series of preferred stock, a description specific to that series of preferred stock will be set forth in the applicable prospectus supplement.

Series A Junior Nonvoting Preferred Stock

We have designated 1,428.074 shares of our preferred stock as “Series A Junior Nonvoting Preferred Stock,” which we refer to herein as our “Series A Stock,” all of which were outstanding as of March 31, 2008. Each share of our Series A Stock has the same relative rights as, and is identical in all respects with, each other share of Series A Stock.

Dividends.  The holders of our Series A Stock are entitled to receive and share equally in such cash dividends, if any, declared by our board of directors in respect of our common stock based on the number of shares into which the Series A Junior Nonvoting Preferred Stock is convertible from funds legally available therefor.

Voting Rights.  The holders of our Series A Stock are not entitled to vote on any matter except as may be required by law. Any amendment or modification of the certificate of designations establishing the Series A Stock requires the prior written consent of the holders of a majority of the Series A Stock.

Conversion.  Holders of our Series A Stock may convert their shares into common stock if (i) it is permitted under applicable federal banking laws and regulations or (ii) the holder is transferring the holders’ shares of Series A Stock (or common stock issued upon conversion of Series A Stock) in connection with a “Widely Dispersed Offering.” The term “Widely Dispersed Offering” means (a) a widely distributed public offering, (b) a public offering, private placement or other sale in which no one party acquires the right to purchase in excess of 2% of our voting shares, (c) in the case of shares of Series A Stock held by certain affiliates of GTCR, distributions to such holder’s partners and their affiliates, or (d) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely distributed public offering on the holder’s behalf. Subject to the foregoing restrictions as well as adjustments to account for stock splits, stock combinations and dividends payable in common stock, if any, that may occur in the future, each share of Series A Stock is convertible into 1,000 shares of common stock.

Liquidation.  In the event of our liquidation or dissolution, the holders of our Series A Stock would be entitled to receive out of our assets available for distribution to our stockholders and before any payment to holders of any of our stock ranking junior to the Series A Stock, including our common stock, an amount per share equal to the greater of (a) $0.01 plus an amount equal to any declared but unpaid dividends on the Series A Stock, and (b) the amount that a holder of one share of Series A Stock would be entitled to receive if such share were converted into common stock immediately prior to our liquidation or dissolution plus any declared but unpaid dividends.

Preemptive Rights.  The terms of the Series A Stock do not provide for preemptive rights. However, so long as certain holders of our outstanding Series A Stock affiliated with GTCR collectively own five percent or more of our outstanding common stock (assuming conversion), they are entitled to preemptive rights with respect to any shares of common stock (or securities convertible into, exchangeable for or equivalent to common stock) that we may offer and issue in the future, other than generally for offerings and issuances under our equity benefit and compensation plans and in connection with certain strategic transactions, such as acquisitions.

Redemption.  Our Series A Stock is not subject to mandatory redemption.

DESCRIPTION OF OTHER SECURITIES

We will set forth in a prospectus supplement, as applicable, a description of our debt securities, which may include senior or subordinated debt securities, our junior subordinated debt securities, purchase contracts, units, warrants, depositary shares, and guarantees or any other security that we may offer under this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of our securities will be passed upon for us by Vedder Price P.C., Chicago, Illinois, and Richards Layton & Finger, P.A., special counsel to the trust, will pass upon certain legal matters for the trust.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited consolidated interim financial information for the three-month periods ended March 31, 2008 and March 31, 2007, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 2, 2008, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, except for any information superseded by information in this prospectus or the applicable prospectus supplement. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 0-25887);

•	our proxy statement in connection with our 2008 annual meeting of stockholders filed with the SEC on April 4, 2008 (except for the Compensation Committee Report and the Audit Committee Report contained therein);

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2008 (File No. 0-25887); and

•	our Current Reports on Form 8-K filed with the SEC on January 28, 2008, February 29, 2008, March 19, 2008, April 28, 2008 and May 1, 2008 (File Nos. 0-25887).

We also incorporate by reference any filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of any offering covered by this prospectus and any applicable prospectus supplement.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any applicable prospectus supplement, or in any other document filed later that is also incorporated in this prospectus or any applicable prospectus supplement by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information relating to us contained in this prospectus should be read together with the information contained in any prospectus supplement and in the documents incorporated in this prospectus and any prospectus supplement by reference.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Dennis L. Klaeser, Chief Financial Officer, at 70 West Madison, Suite 900, Chicago, Illinois 60602, (312) 683-7100.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933 to which this prospectus relates. This prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and in the exhibits attached or incorporated by reference in the registration statement. For further information about us and our securities, you should refer to the registration statement and to any applicable supplement(s) to this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room located at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Copies of these documents also can be obtained at prescribed rates by writing to the Public Reference Section of the SEC, at 100 F Street, N.E., Washington D.C. 20549 or by calling 1-800-SEC-0330 for additional information on the operation of the public reference facilities. Our SEC filings are also available on our website at www.pvtb.com and at the office of the Nasdaq Stock Market. For further information on obtaining copies of our public filings at the Nasdaq Stock Market, you should call (212) 656-5060.

Debt Securities
Junior Subordinated Debt Securities
Preferred Stock
Common Stock
Purchase Contracts
Units
Warrants
Depositary Shares
Guarantees

PrivateBancorp Capital Trust IV

Trust Preferred Securities

PROSPECTUS

May 9, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the distribution of securities being registered. All amounts are estimates.

SEC registration fee		*
Legal fees and expenses		**
Accounting fees and expenses		**
Blue sky fees and expenses		**
Trustee’s fees and expenses		**
Printing and related expenses		**
Transfer agent fees and expenses		**
Miscellaneous expenses	$	**

Total	$	**

*	In accordance with Rules 456(b) and 457(c) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

**	Fees and expenses will depend on the total number of issuances and the value or number of the securities that may be issued. As such, these fees and expenses cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law grants each corporation organized thereunder the powers to indemnify any individual made party or threatened to be made party to any threatened, pending or completed action, suit or proceeding because the individual is or was a director, officer, employee or agent of the corporation, against actual and reasonable expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred with respect to an action, suit or proceeding if the individual acted in good faith, and the individual reasonably believed: (a) that the individual’s conduct was in the corporation’s best interests; (b) that the individual’s conduct was at least not opposed to the corporation’s best interests; and (c) in the case of any criminal proceeding, that the individual had no reasonable cause to believe the individual’s conduct was unlawful. However, there will be limited or no indemnification for directors, officers, employees or agents adjudged to be liable to the corporation where such individuals are parties to any action by or in the right of the corporation.

Article Ninth of the Amended and Restated Certificate of Incorporation, as amended, of PrivateBancorp, Inc. (the “Registrant”) provides as follows:

NINTH: The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding.

The words “liabilities” and “expenses” shall include, without limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys’ fees and costs. The indemnification provided by this Article NINTH shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The Corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article NINTH or otherwise.

For purposes of this Article NINTH, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

The provisions of this Article NINTH shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

Article XI of the Amended and Restated By-laws of the Registrant provides as follows:

Section 11.1  Third-Party Actions.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding; if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 11.2  Derivative Actions.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification shall be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines on application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court of common pleas or other court shall deem proper.

Section 11.3  Rights After Successful Defense.  To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 11.1 or 11.2, above, or in defense of any claim, issue, or matter in that action, suit, or proceeding, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the action, suit, or proceeding.

Section 11.4  Other Determination of Rights.  Unless ordered by a court, any indemnification made under Section 11.1 or 11.2, above, shall be made by the Corporation only as authorized in the specific case on a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 11.1 or 11.2, above. The determination shall be made (a) by a majority vote of a quorum consisting of directors who were not and are not parties to or threatened with the action, suit, or proceeding; (b) if the described quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; (c) by the stockholders; or (d) by the court in which the action, suit, or proceeding was brought.

Section 11.5  Advances of Expenses.  Expenses of each person seeking indemnification under Section 11.1 or 11.2, above, may be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the Board of Directors in the specific case, on receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation.

Section 11.6  Nonexclusiveness; Heirs.  The indemnification provided by this Article shall not be deemed exclusive of, and shall be in addition to, any other rights to which those seeking indemnification may be entitled as a matter of law or under the Certificate of Incorporation, these By-Laws, any agreement, vote of stockholders, any insurance purchased by the Corporation, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

The Registrant has entered into indemnification agreements with its directors and certain executive officers to indemnify them against certain liabilities. Consistent with the provisions of the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, under the terms of the agreements, the Registrant will indemnify its directors and executive officers to the fullest extent permitted under applicable law against all expenses, liabilities and losses incurred in connection with any legal proceeding brought against any of them by reason of their status as directors, officers, employees, agents or fiduciaries of the Registrant. The expenses, liabilities and losses which the Registrant is obligated to pay may include judgments, fines and amounts paid in settlement of such legal proceedings by its directors and executive officers so long as they acted in good faith and in a manner which they reasonably believed was in the best interests of the Registrant.

The Registrant has purchased $50 million of insurance policies which insure its directors and officers against liability which they may incur as a result of actions taken in such capacities. In addition, the Registrant maintains trust errors and omissions coverage up to a limit of $40 million.

Under the Amended and Restated Trust Agreement of PrivateBancorp Capital Trust IV, the Registrant will agree to indemnify each of the trustees of the trust and any predecessor trustees, and to hold such trustees harmless, against any loss, damage, claims, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance of administration of such trust agreement, including the costs and expenses of defense against any claim or liability in connection with the exercise or performance of any of their powers or duties under any applicable trust agreement or amended and restated trust agreement, forms of which are filed as exhibits to this registration statement.

Item 16.	Exhibits.

The following is a list of all exhibits filed as part of this Registration Statement, including those incorporated by reference.

Exhibit
Number	Description

1.1	Form of Underwriting Agreement for Trust Preferred Securities.*
1.2	Form of Underwriting Agreement for Debt Securities.*
1.3	Form of Underwriting Agreement for Common Stock.*
1.4	Form of Underwriting Agreement for Preferred Stock or Depositary Shares.*
1.5	Form of Underwriting Agreement for Purchase Contracts, Warrants or Units*
4.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended (filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (File No. 000-25887) and incorporated herein by reference).
4.2	Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended (filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003 (File No. 000-25887) and incorporated herein by reference).
4.3	Amended and Restated By-laws of PrivateBancorp, Inc. (filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007 (File No. 000-25887) and incorporated herein by reference).
4.4	Certain instruments defining the rights of the holders of long-term debt of PrivateBancorp, Inc. and certain of its subsidiaries, none of which authorize a total amount of indebtedness in excess of 10% of the total assets of PrivateBancorp, Inc. and its subsidiaries on a consolidated basis, have not been filed as exhibits. The Registrant hereby agrees to furnish a copy of any of these agreements to the SEC upon request.
4.5	Certificate of Designations of Series A Junior Nonvoting Preferred Stock of PrivateBancorp, Inc. (filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 000-25887) and incorporated herein by reference).
4.6	Indenture, dated March 14, 2007, between the Company and LaSalle Bank National Association, as Trustee (filed as an exhibit to the Company’s Current Report on Form 8-K dated March 14, 2007 (File No. 000-25887) and incorporated herein by reference).
4.7	Form of 3 5/8% Contingent Convertible Senior Note due 2027 (included in Exhibit 4.6).
4.8	Registration Rights Agreement dated March 14, 2007 between the Company and the initial purchaser named therein (filed as an exhibit to the Company’s Current Report on Form 8-K dated March 14, 2007 (File No. 000-25887) and incorporated herein by reference).
4.9	Form of Preemptive and Registration Rights Agreement dated as of November 26, 2007 (filed as an exhibit to the Company’s Current Report on Form 8-K dated November 26, 2007 (File No. 000-25887) and incorporated herein by reference).
4.10	Certificate of Trust of PrivateBancorp Capital Trust IV.

Exhibit
Number	Description

4.11	Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of trust preferred securities.
4.12	Form of Indenture to be used in connection with the issuance of Senior Debt Securities and Subordinated Debt Securities.
4.13	Form of Indenture between PrivateBancorp, Inc. and Wilmington Trust Company, as Trustee, to be used in connection with the issuance of Junior Subordinated Debt Securities.
4.14	Form of Trust Preferred Security (included in Exhibit 4.11).
4.15	Form of Senior Debt Security.*
4.16	Form of Subordinated Debt Security.*
4.17	Form of Junior Subordinated Debt Security (included in Exhibit 4.13).
4.18	Form of Guarantee Agreement.
4.19	Form of Deposit Agreement, including form of Depositary Receipt.*
4.20	Form of Warrant Agreement, including form of Warrant Certificate.*
4.21	Form of Purchase Contract.*
4.22	Form of Unit Certificate.*
4.23	Form of Preferred Stock Certificate.*
5.1	Opinion of Vedder Price P.C.
5.2	Opinion of Richards Layton & Finger, P.A., regarding legality of trust preferred securities to be issued by PrivateBancorp Capital Trust IV.
8.1	Form of tax opinion of Vedder Price P.C.*
12.1	Computation of Ratio of Earnings to Fixed Charges.
15.1	Acknowledgement of Ernst & Young LLP.
23.1	Consent of Vedder Price P.C. (included in Exhibit 5.1).
23.2	Consent of Richards Layton & Finger, P.A. (included in Exhibit 5.2).
23.3	Consent of Ernst & Young LLP.
24.1	Powers of Attorney.†
25.1	Statement of Eligibility of Trustee on Form T-1 (Junior Subordinated Debt Securities).
25.2	Statement of Eligibility of Trustee on Form T-1 (Trust Preferred Securities).
25.3	Statement of Eligibility of Trustee on Form T-1 (Guarantee).

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

†	Included on signature page.

Item 17.	Undertakings.

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (1)(i), (1)(ii) and (1)(iii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) With respect to each registrant, that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, PrivateBancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 8th day of May, 2008.

PRIVATEBANCORP, INC.
(Registrant)

By:	/s/ Larry D. Richman
Name:     Larry D. Richman

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, PrivateBancorp Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this   day of May, 2008.

PRIVATEBANCORP CAPITAL TRUST IV

By:	/s/ Christopher J. Zinski
Christopher J. Zinski
Trustee

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Larry D. Richman, Dennis L. Klaeser and Christopher J. Zinski, and each or either of them, his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any related registration statement and its amendments filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Larry D. Richman Larry D. Richman	President, Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2008

Name	Title	Date

/s/ Dennis L. Klaeser Dennis L. Klaeser	Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2008

/s/ Ralph B. Mandell Ralph B. Mandell	Chairman of the Board	May 8, 2008

/s/ Donald L. Beal Donald L. Beal	Director	May 8, 2008

/s/ William A. Castellano William A. Castellano	Director	May 8, 2008

/s/ Robert F. Coleman Robert F. Coleman	Director	May 8, 2008

/s/ Patrick F. Daly Patrick F. Daly	Director	May 8, 2008

/s/ William A. Goldstein William A. Goldstein	Director	May 8, 2008

/s/ James M. Guyette James M. Guyette	Director	May 8, 2008

/s/ Richard C. Jensen Richard C. Jensen	Director	May 8, 2008

/s/ Philip M. Kayman Philip M. Kayman	Director	May 8, 2008

/s/ Cheryl Mayberry McKissack Cheryl Mayberry McKissack	Director	May 8, 2008

/s/ William J. Podl William J. Podl	Director	May 8, 2008

/s/ Edward W. Rabin Edward W. Rabin	Director	May 8, 2008

/s/ Collin E. Roche Collin E. Roche	Director	May 8, 2008

/s/ William R. Rybak William R. Rybak	Director	May 8, 2008

/s/ Alejandro Silva Alejandro Silva	Director	May 8, 2008

/s/ James C. Tyree James C. Tyree	Director	May 8, 2008

/s/ John B. Williams John B. Williams	Director	May 8, 2008

INDEX TO EXHIBITS

Exhibit
Number	Description

1.1	Form of Underwriting Agreement for Trust Preferred Securities.*
1.2	Form of Underwriting Agreement for Debt Securities.*
1.3	Form of Underwriting Agreement for Common Stock.*
1.4	Form of Underwriting Agreement for Preferred Stock or Depositary Shares.*
1.5	Form of Underwriting Agreement for Purchase Contracts, Warrants or Units*
4.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended (filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (File No. 000-25887) and incorporated herein by reference).
4.2	Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended (filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003 (File No. 000-25887) and incorporated herein by reference).
4.3	Amended and Restated By-laws of PrivateBancorp, Inc. (filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007 (File No. 000-25887) and incorporated herein by reference).
4.4	Certain instruments defining the rights of the holders of long-term debt of PrivateBancorp, Inc. and certain of its subsidiaries, none of which authorize a total amount of indebtedness in excess of 10% of the total assets of PrivateBancorp, Inc. and its subsidiaries on a consolidated basis, have not been filed as exhibits. The Registrant hereby agrees to furnish a copy of any of these agreements to the SEC upon request.
4.5	Certificate of Designations of Series A Junior Nonvoting Preferred Stock of PrivateBancorp, Inc. (filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 000-25887) and incorporated herein by reference).
4.6	Indenture, dated March 14, 2007, between the Company and LaSalle Bank National Association, as Trustee (filed as an exhibit to the Company’s Current Report on Form 8-K dated March 14, 2007 (File No. 000-25887) and incorporated herein by reference).
4.7	Form of 3 5/8% Contingent Convertible Senior Note due 2027 (included in Exhibit 4.6).
4.8	Registration Rights Agreement dated March 14, 2007 between the Company and the initial purchaser named therein (filed as an exhibit to the Company’s Current Report on Form 8-K dated March 14, 2007 (File No. 000-25887) and incorporated herein by reference).
4.9	Form of Preemptive and Registration Rights Agreement dated as of November 26, 2007 (filed as an exhibit to the Company’s Current Report on Form 8-K dated November 26, 2007 (File No. 000-25887) and incorporated herein by reference).
4.10	Certificate of Trust of PrivateBancorp Capital Trust IV.
4.11	Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of trust preferred securities.
4.12	Form of Indenture to be used in connection with the issuance of Senior Debt Securities and Subordinated Debt Securities.
4.13	Form of Indenture between PrivateBancorp, Inc. and Wilmington Trust Company, as Trustee, to be used in connection with the issuance of Junior Subordinated Debt Securities.
4.14	Form of Trust Preferred Security (included in Exhibit 4.11).
4.15	Form of Senior Debt Security.*
4.16	Form of Subordinated Debt Security.*
4.17	Form of Junior Subordinated Debt Security (included in Exhibit 4.13).
4.18	Form of Guarantee Agreement.
4.19	Form of Deposit Agreement, including form of Depositary Receipt.*
4.20	Form of Warrant Agreement, including form of Warrant Certificate.*
4.21	Form of Purchase Contract.*
4.22	Form of Unit Certificate.*

Exhibit
Number	Description

4.23	Form of Preferred Stock Certificate.*
5.1	Opinion of Vedder Price P.C.
5.2	Opinion of Richards Layton & Finger, P.A., regarding legality of trust preferred securities to be issued by PrivateBancorp Capital Trust IV.
8.1	Form of tax opinion of Vedder Price P.C.*
12.1	Computation of Ratio of Earnings to Fixed Charges.
15.1	Acknowledgement of Ernst & Young LLP.
23.1	Consent of Vedder Price P.C. (included in Exhibit 5.1).
23.2	Consent of Richards Layton & Finger, P.A. (included in Exhibit 5.2).
23.3	Consent of Ernst & Young LLP.
24.1	Powers of Attorney.†
25.1	Statement of Eligibility of Trustee on Form T-1 (Junior Subordinated Debt Securities).
25.2	Statement of Eligibility of Trustee on Form T-1 (Trust Preferred Securities).
25.3	Statement of Eligibility of Trustee on Form T-1 (Guarantee).

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

†	Included on signature page.